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Exhibit 10.1

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT ("Agreement") is made and entered into by and between Freedom Financial Corporation, an Indiana corporation ("Freedom"), and W.Bennett Collett ("Collett"),

W-I-T-N-E-S-S-E-T-H:

        WHEREAS, Freedom and Collett entered into an Indemnification Agreement dated May 10, 2002, a copy of which is attached hereto as Appendix 1, under which Freedom agreed to indemnify and to hold Collett harmless from and against any and all Expenses and Losses (as defined therein) that Collett may incur in respect of Collett's personal guarantee of a loan by CIB Bank, Frankfort, Illinois to Freedom in the principal amount of $2,100,000; and

        WHEREAS, Freedom is indebted to Collett on various demand promissory notes (the "Promissory Notes"), as more specifically described in Appendix 2 attached hereto, in the aggregate amount of $2,199,053, including accrued and unpaid interest through the date hereof; and

        WHEREAS, Freedom has agreed to secure its obligations to Collett under the Indemnification Agreement and the Promissory Notes by granting a first security interest to Collett in shares of preferred and common stock of Florida Gaming Corporation owned by Freedom, as more specifically described in Appendix 3 attached hereto.

        NOW, THEREFORE, in order to secure Freedom's obligations to Collett under the Indemnification Agreement and to secure the payment of the principal and interest on the Promissory Notes, Freedom hereby sells, assigns, transfers, pledges, hypothecates, and sets over unto Collett and his heirs, personal representatives and permitted assigns, 1,772,315 issued and outstanding shares of common stock and $1,000,000 face amount of Series F and $200,000 face amount of Series E Preferred Stock of Florida Gaming Corporation (the "Shares").

        TO HAVE AND TO HOLD the same unto Collett, his heirs, personal representatives and permitted assigns forever, upon the terms herein set forth, to secure Freedom's performance of its responsibilities and obligations under the Indemnification Agreement, the Promissory Notes, and this Security Agreement.

        PROVIDED, HOWEVER, if all sums payable in respect of the Indemnity Agreement and the Promissory Notes in accordance with their terms are paid, and all obligations contained herein are performed in full, the rights of Collett hereunder shall cease, determine and be void, and Collett shall release the Shares and deliver them to Freedom or to whomever shall be entitled to receive the Shares.

  1.    Covenants.

        1.1    Freedom covenants that it is the lawful owner of the Shares, free and clear of all liens, pledges, charges, conversion rights or encumbrances whatsoever, and that is has good right, full power and lawful authority to sell, assign, transfer, pledge, hypothecate, set over and confirm the Shares to Collett and will preserve, warrant and defend the same to Collett.

        1.2    Freedom covenants that it will at all times preserve, warrant and defend Collett's right and security interest in the Shares against the claims of all persons and parties whomever and that it will not do or suffer any matter or thing to be done or to exist whereby the lien of this Security Agreement on the Shares might be lost, impaired, or threatened, and it will take or cause to be taken all action necessary so that the lien hereof on the Shares shall be duly preserved.

  2.    Pledged Shares.

        2.1    The stock certificates representing the Shares issued in the name of Freedom, together with stock powers executed by Freedom and endorsed in blank, shall be delivered to Collett simultaneously with the execution of this Agreement and shall be held in the custody of Collett subject to the terms and conditions of this Security Agreement. The Shares shall not be transferred or reissued in any name other than Freedom unless an event of default shall have occurred and be continuing for 30 days.

        2.2    Unless an event of default shall have occurred and be continuing, Freedom shall be entitled to receive all cash dividends paid on the Shares.

        2.3    Unless an event of default shall have occurred and be continuing, Freedom shall have the right to vote upon and represent, or give any consent in respect of, the Shares for all purposes not inconsistent with the provisions of this Security Agreement, with the same force and effect as though the Shares were not subject hereto.

        2.4    If Florida Gaming Corporation shall at any time (a) make a distribution or pay a dividend on the Shares in shares of common stock of Florida Gaming Corporation ("FGC Common Stock"), (b) subdivide the outstanding shares of FGC Common Stock into a greater number of shares, or (C) combine the outstanding shares of FGC Common Stock into a smaller number of shares, then the number of Shares subject to this Security Agreement shall be adjusted to reflect such action.

        2.5    If Florida Gaming Corporation merges into another corporation, or any merger of another corporation into Florida Gaming Corporation (excluding a merger in which Florida Gaming Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of FGC Common or Preferred Stock), or in the case a sale of all or substantially all of Florida Gaming Corporation's assets to another corporation or person shall be effected, then, as a condition to Freedom voting the Shares in favor of such merger or sale, Freedom shall take such actions as Collett may reasonably request to protect and preserve the value of the Shares and Collett's security interest in the Shares.

        3.    Default.    A default hereunder shall be deemed to have occurred in the event (a) Freedom does not indemnify and hold Collett harmless in accordance with the terms of the Indemnification Agreement; (b) Freedom does not pay the Promissory Notes in accordance with their terms; (c) Freedom is placed in receivership or declared a bankrupt, or (d) Freedom breaches any warranty contained in this Security Agreement.

  4.    Remedies.

        4.1    If an event of default shall have occurred, Collett may, to the extent permitted by federal and state securities laws, sell at one or more sales, all or part of the Shares, such sale or sales to be made at public auction or private transaction at such place or places, and at such time or times and upon such terms as Collett may fix and specify in the notice of sale to be given as hereinafter provided, or as may be required by law.

        4.2    Notice of any sale to be made under or by virtue of this Security Agreement shall state the time when and the place where the same is to be made, shall contain the number of the shares to be sold, and shall state briefly the terms of the sale; and shall be given to the Freedom not less than ten (10) days prior to such sale or sales; and if such notice is mailed by prepaid registered mail, return receipt requested, to the last office address of Freedom given to the Collett by Freedom, it shall be deemed duly given on the date of deposit in the mails whether or not received by Freedom.

        4.3    Any sale to be made under the provisions hereof may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale; and, except as otherwise provided by law, such sale may be made without further notice or publication at the time and place to which the same shall be so adjourned.

        4.4    Upon any sale or sales at public or private sale above proved for, Collett, his heirs, personal representatives and permitted assigns, may bid for and/or purchase the whole or any part of such Shares free from any right of redemption, which is hereby waived and released.

        4.5    In case of any sale by Collett of any Shares on credit or for future delivery, the Shares sold may be retained by Collett until the selling price is paid by the purchaser and Collett shall incur no liability in case of failure of the purchaser to take up and pay for the Shares so sold. In case of any such failure, the Shares may be sold again.

        4.6    Upon the completion of any sale or sales made hereunder or by virtue hereof, Collett shall deliver to the accepted purchaser or purchasers the Shares so sold in proper form for transfer to such purchaser or purchasers, and shall execute and deliver such instruments, if any, as shall be necessary or appropriate to assign and transfer to such purchaser or purchasers the Shares so sold. Collett is hereby irrevocably appointed the true and lawful attorney of Freedom in its name and stead or in the name of Collett, to make all necessary assignments, transfers and deliveries of the Shares so sold and for that purpose Collett may execute all necessary instruments of assignment and transfer and may substitute one or more person with like power. Freedom hereby ratifies all that its said attorney or substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Freedom, if requested in writing by Collett, shall ratify and confirm any such sale or sales by executing and delivering to Collett, or to such purchaser or purchasers, all such instruments as may be advisable, in the judgment of Collett, for the purpose and as may be designated in such request.

        4.7    Any such sale or sales made under or by virtue hereof, whether made under the power of sale herein granted or under or by virtue of statutory proceedings, shall operate to divest all estate, right, title, interest, claim or demand whatsoever, whether at law or in equity, of Freedom in and to the Shares so sold, and shall be a perpetual bar both at law and in equity against Freedom, its successors and assigns, and against any and all persons claiming, or who may claim the same, or any part thereof, through or under the Freedom, its successors and assigns.

        4.8    The receipt by Collett for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Shares, or any part thereof sold as aforesaid; and no such purchaser or his representative or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money, or shall be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the necessity or expediency of any such sale.

        4.9    The purchase money, proceeds or avails of any such sale shall be applied as follows:

          First: To the payment of the costs and expenses of such sale, including reasonable compensation to Collett, his agents, attorneys, nominees and counsel, and of any statutory proceeding wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by the Collett, together with interest at the rate of 6% per annum on all advances made by Collett.

          Second: To the payment of the whole amount then due, owing or unpaid upon any indebtedness owed to Collett by Freedom under the Indemnification Agreement and the Promissory Notes.

          Third: The surplus, if any, shall be paid to Freedom, its successor or assigns as their interests may appear, or to whomever shall be lawfully entitled to receive the same, or as any court of competent jurisdiction may direct.

        4.10    No remedy herein conferred upon or reserved to Collett is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Collett to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver of any such event of default or any acquiescence therein; and every power and remedy given by this Security Agreement to Collett may be exercised from time to time and as often as may be deemed expedient by Collett.

        5.    Satisfaction.    If, when Freedom has fully performed its responsibilities and obligations under the Indemnification Agreement and paid all sums due Collett under the Promissory Notes, then and in that case all rights and interests hereby assigned shall revert to Freedom, its successors and assigns, as their interests may appear, or to whomever shall be lawfully entitled to receive the same, and the right, title and interest of Collett therein shall thereupon cease, determine and become void, and the Shares forthwith shall be transferred and delivered to Freedom, its successors and assigns, or to whomever shall be lawfully entitled to receive the same.

  6.    Miscellaneous.

        6.1    Freedom agrees to pay, or to reimburse Collett for the payment of, any out-of-pocket expenses reasonably incurred by Collett under this Security Agreement and also agrees to pay, and to save Collett harmless, without limitation as to time, against any and all liabilities with respect to, all taxes which may be payable in connection with the payment of dividends or other distributions made in respect of any of the Shares or otherwise in connection with any action contemplated by this Security Agreement.

        6.2    This Agreement constitutes the entire agreement between Freedom and Collett with respect to the subject matter herein, and all prior oral or written discussions or agreements between the parties are deemed to have been merged into this Agreement.

        6.3    This Agreement may not be supplemented, altered, amended or modified except in writing signed by Freedom and Collett.

        6.4    This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana applicable to a contract executed and performable in such state without regard to conflict of law principles.

        6.5    This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and personal representatives.

        6.6    Neither this Agreement nor any right hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto.

        6.7    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        6.8    This Agreement shall be effective as of the 14th day of May 2002.

        EXECUTED this 10th day of May 2002.

FREEDOM FINANCIAL CORPORATION
By:	/s/ ROBERT L. HURD Robert L. Hurd President
By:	/s/ W. B. COLLETT W. Bennett Collett Individually

Appendix 1

INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT ("Agreement") is made by and between Freedom Financial Corporation, an Indiana corporation ("Freedom"), and W. Bennett Collett, an individual ("Collett").

        WHEREAS, Collett is a Director, Chairman of the Board, and Chief Executive Officer of Freedom; and

        WHEREAS, CIB Bank, Frankfort, Illinois loaned Freedom the sum of $2,100,000 (the "Loan") evidenced by two (2) Promissory Notes dated May 14, 2002, a copy of which is attached hereto as Exhibit A; and

        WHEREAS, as a condition to making the Loan, CIB Bank required Collett to personally guarantee the Loan; and

        WHEREAS, as a condition to guaranteeing the Loan, Collett required Freedom to indemnify and hold him harmless with respect to his guarantee of the Loan; and

        WHEREAS, Collett entered into a guaranty agreement dated May 10, 2002 (the "Guaranty Agreement") with CIB Bank under which Collett personally guaranteed the Loan, a copy of which is attached hereto as Exhibit B; and

        WHEREAS, Freedom has agreed to indemnify and to hold Collett harmless under the Guaranty Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration in hand paid by each party hereto to the other party hereto, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    DEFINITIONS. As used in this Agreement, the following defined terms have the meanings indicated below:

          "Expenses" means all reasonable attorney's fees and reasonable fees, costs, expenses and obligations paid or incurred in connection with the Guaranty Agreement.

          "Indemnifiable Event" means any event or occurrence, arising directly or indirectly, out of the Guaranty Agreement which results, directly or indirectly, in Collett being entitled to indemnification under this Agreement.

          "Loss" means any and all damages, judgments, fines, penalties, amount paid or payable in settlement, deficiencies, Expenses, (including all interest, assessments, and other charges payable in connection with or respect of such Losses.

        2.    COMPLIANCE WITH GUARANTY AGREEMENT. Collett agrees to comply with all of the terms, conditions and provisions of the Guaranty Agreement.

        3.    INDEMNIFICATION. Freedom agrees to indemnify and to hold Collett harmless from and against any and all Losses suffered or incurred by Collett, resulting from, arising out of, or related to the Guaranty Agreement. Collett's right to indemnification includes the right to be advanced any Expenses incurred by him in connection any Indemnifiable Event; provided, however, such Expenses shall be repaid to Freedom if it shall be determined in a final judgment without further right to appeal by a court of appropriate jurisdiction that Collett is not entitled to be indemnified for such Expenses.

        4.    NONEXCLUSITIVITY. The rights of Collett hereunder are in addition to any other rights he may have at law or in equity.

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        5.    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Freedom and Collett with respect to the subject matter herein, and all prior oral or written discussions or agreements between the parties are deemed to have been merged into this Agreement.

        6.    MODIFICATIONS. This Agreement may not be supplemented, altered, amended or modified except in writing signed by Freedom and Collett.

        7.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana applicable to a Contract executed and performable in such state without regard to conflict of law principles.

        8.    BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties and their respective successors, permitted assigns, heirs and personal representatives.

        9.    ASSIGNMENT LIMITED. Neither this Agreement nor any right hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto.

        10.    HEADINGS. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

        11.    PARTIAL INVALIDITY. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provisions there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        12.    EFFECTIVE DATE. This Agreement shall be effective as of the 14th day of May 2002.

        13.    COLLATERAL. This Agreement is secured by a pledge of 1,772,315 shares of common stock and $1,200,000 face amount Preferred Stock of Florida Gaming Corporation pursuant to a Security Agreement entered into by and between Freedom and Collett.

EXECUTED this 10th day of May 2002.

FREEDOM FINANCIAL CORPORATION
By:	/s/ ROBERT L. HURD Robert L. Hurd President
By:	/s/ W. B. COLLETT W. Bennett Collett Individually

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APPENDIX 2

SCHEDULE OF PROMISSORY NOTES
OWED TO W. BENNETT COLLETT
BY FREEDOM FINANCIAL CORPORATION
AS OF APRIL 30, 2002

Freedom:
Monthly Management Fees:				$1,350,000
Accrued Interest @ 6%				$160,066

				$1,510,066

Loans from W. Bennett Collett:
		12%	15%

4/30/1998	$100,000	$48,000		$148,000
2/13/1999	$365,000		$175,987	$540,987

	$465,000	$48,000	$175,987	$688,987

			TOTAL:	$2,199,053

By:	/s/ ROBERT L. HURD Robert L. Hurd President
By:	/s/ W. B. COLLETT W. Bennett Collett Individually

APPENDIX 3—Page 1

CERTIFICATE #	# OF SHARES
FGC #0052	100,000
FGC #0053	100,000
FGC #2003	100,000
FGC #2004	100,000
FGC#2005	100,000
FGC#00421	100,000
FGC#00422	100,000
FGC#00423	100,000
FGC#00424	100,000
FGC#00508	100,000
FGC#00507	100,000
FGC#2618	300,000
FGC#2877	1,100
FGC#3025	21,800
FGC#3005	185
FGC#2992	200
FGC#2993	200
FGC#2994	200
FGC#2995	200
FGC#2996	200
FGC#2997	200
FGC#2998	200
FGC#2999	200
FGC#3000	200
FGC#3001	200
FGC#3002	200
FGC#3003	200
FGC#3004	200
FGC#2991	50
FGC#2978	200
FGC#2979	200
FGC#2980	200
FGC#2981	200
FGC#2982	200
FGC#2983	200
FGC#2984	200
FGC#2985	200
FGC#2986	200
FGC#2987	200
FGC#2988	200
FGC#2989	200
FGC#2990	200
FGC#1074	5,000
FGC#1075	5,000
FGC#1076	5,000
FGC#1077	5,000
FGC#1078	5,000
FGC#1079	5,000
FGC#1080	5,000
FGC#1081	5,000

FGC#1082	5,000
FGC#1083	5,000
FGC#2154	75,000
FGC#2160	25,000
FGC#2188	100,000
FGC#3278	91,500
FGC#3274	2,480

1,772,315
By:	/s/ ROBERT L. HURD Robert L. Hurd President
By:	/s/ W. B. COLLETT W. Bennett Collett Individually

QuickLinks

  Exhibit 10.1
SECURITY AGREEMENT
  Appendix 1
INDEMNIFICATION AGREEMENT
  APPENDIX 2
SCHEDULE OF PROMISSORY NOTES OWED TO W. BENNETT COLLETT BY FREEDOM FINANCIAL CORPORATION AS OF APRIL 30, 2002
  APPENDIX 3—Page 1